Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, AVROBIO, Inc. and Steven Avruch (the “Executive”) (collectively the “Parties”) entered into the Employment Agreement dated December 17, 2018 (the “Employment Agreement”); and

WHEREAS, the Parties have agreed to modify the Employment Agreement.

NOW, THEREFORE, pursuant to Section 17 of the Employment Agreement, the Parties hereby amend the Employment Agreement as follows:

1.Section 2(e) of the Employment Agreement is deleted in its entirety and replaced by the following provision:

During the Term, the Executive shall be entitled to a paid vacation in accordance with the Company’s policies and procedures which, for the Company’s Executive Team Members (including the Executive), is a flexible, nonaccrual policy which became effective on January 1, 2020. The Executive shall also be entitled to all paid holidays given by the Company to its executive officers.

2.All other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereby have executed this Amendment on April 5, 2021.

AVROBIO, INC.

/s/ Geoff MacKay________________________

By: Geoff MacKay

Its: Chief Executive Officer

EXECUTIVE

/s/ Steven Avruch________________________

Steven Avruch